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                              GARDNER, CARTON & DOUGLAS
                              Suite 3400 - Quaker Tower
                               321 North Clark Street
                            Chicago, Illinois 60610-4795
                                   (312)644-3000
                              Telecopier: (312)644-3381


                                   April 26, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

       Re:      Prudential Utility Fund, Inc.
                Indefinite Number of Shares of Common Stock,
                $.01 par value per share

Ladies and Gentlemen:

     As counsel for Prudential Utility Fund, Inc., a Maryland corporation (the "Fund"), we have examined the proceedings taken and being taken for the registration by the Fund on Form N-1A of an indefinite number of shares of common stock, $.01 par value per share, of its four proposed series:
Prudential Financial Services Fund, Prudential Health Sciences Fund, Prudential Technology Fund and Prudential Utility Fund.

     We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion. Based upon such examination, we are of the opinion that, upon the filing with the Maryland Department of Assessments and Taxation of the Articles Supplementary of the Fund being filed as Exhibit No. (a)(6) to Post-Effective Amendment No. 30 to the Fund's Registration Statement on Form N-1A in the form in which they are being filed with the Securities and Exchange Commission, the above-described shares of common stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Form N-1A, validy authorized and issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Fund's Registration Statement on Form N-1A, as it may be amended.


                                              Very truly yours,

                                              /s/Gardner, Carton & Douglas